Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of HealthSouth Corporation of our report dated February 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in HealthSouth Corporation's Annual Report on Form 10‑K for the year ended December 31, 2014. We also consent to the reference to us as experts under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
January 29, 2016